UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

PENWEST PHARMACEUTICALS CO.
(Name of Registrant as Specified in Its Charter)

ACCIPITER LIFE SCIENCES FUND, LP
ACCIPITER LIFE SCIENCES FUND II, LP
ACCIPITER LIFE SCIENCES FUND (OFFSHORE), LTD.
ACCIPITER LIFE SCIENCES FUND II (OFFSHORE), LTD.
ACCIPITER LIFE SCIENCES FUND II (QP), LP
CANDENS CAPITAL, LLC
ACCIPITER CAPITAL MANAGEMENT, LLC
GABE HOFFMAN
DAVID LOHMAN
EUGENE I. DAVIS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Accipiter Life Sciences Fund, LP (“Accipiter Life Sciences”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of a slate of director nominees at the 2008 annual meeting of shareholders (the “Annual Meeting”) of Penwest Pharmaceuticals Co., a Washington corporation (the “Company”).  Accipiter Life Sciences has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On February 15, 2008, Accipiter Life Sciences issued the following press release announcing its nomination of three candidates for election as directors at the Company’s 2008 Annual Meeting of Shareholders:

FOR IMMEDIATE RELEASE

ACCIPITER LIFE SCIENCES ANNOUNCES NOMINATION OF THREE INDEPENDENT DIRECTOR CANDIDATES
FOR ELECTION TO THE PENWEST BOARD AT THE 2008 ANNUAL MEETING

NEW YORK, NY – February 15, 2008 - Accipiter Life Sciences Fund, LP (“Accipiter Life Sciences”), announced today that it has nominated Gabe Hoffman, David Lohman and Eugene I. Davis for election to the Board of Directors of Penwest Pharmaceuticals Co. (the “Company”) (NASDAQ:PPCO) at the Company’s 2008 Annual Meeting of Shareholders.  The Company has not announced the date of the annual meeting.  Accipiter Life Sciences, which, together with its affiliates, beneficially owns 2,168,213 shares, or approximately 9.3% of the outstanding shares, of common stock of the Company, submitted written notice of the nominations to the Company’s Corporate Secretary in a letter dated February 15, 2008.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Accipiter Life Sciences Fund, LP (“Accipiter Life Sciences”), together with the other Participants (as defined below), intend to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2008 annual meeting of shareholders of Penwest Pharmaceuticals Co., a Washington corporation (the “Company”).

ACCIPITER LIFE SCIENCES ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION  WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Accipiter Life Sciences Fund (Offshore), Ltd., (“ALS Fund Offshore”), Accipiter Life Sciences Fund II, LP, (“ALS Fund II”), Accipiter Life Sciences Fund II (Offshore), Ltd., (“ALS Fund II Offshore”), Accipiter Life Sciences Fund II (QP), LP, (“ALS Fund II QP”) (together with Accipiter Life Sciences, ALS Fund Offshore, ALS Fund II, ALS Fund II Offshore, ALS Fund II QP, the “Accipiter Entities”), Accipiter Capital Management, LLC, (“Accipiter Management”), Candens Capital, LLC,  (“Candens Capital”), Gabe Hoffman, David Lohman and Eugene I. Davis.  As of the date of this filing, Accipiter Life Sciences, ALS Fund II and ALS Fund II QP beneficially owned 555,745, 254,029 and 290,330 shares of Common Stock of the Company, respectively.  As the general partner of each of Accipiter Life Sciences, ALS Fund II and ALS Fund II QP, Candens Capital may be deemed to beneficially own the 1,100,104 shares of Common Stock of the Company collectively owned by Accipiter Life Sciences, ALS Fund II and ALS Fund II QP.

As of the date of this filing, ALS Fund Offshore and ALS Fund II Offshore beneficially owned 557,048 and 511,061 shares of Common Stock of the Company, respectively.  As the investment manager of each of ALS Fund Offshore and ALS Fund II Offshore, Accipiter Management may be deemed to beneficially own the 1,068,109 shares of Common Stock of the Company collectively owned by ALS Fund Offshore and ALS Fund II Offshore.

As of the date of this filing Mr. Hoffman may be deemed to beneficially own 2,168,213 shares of Common Stock collectively owned by the Accipiter Entities.  Mr. Hoffman has sole voting and dispositive power with respect to the 2,168,213 Shares owned by the Accipiter Entities.  Each of Candens Capital, Accipiter Management and Gabe Hoffman disclaims beneficial ownership of the shares of Common Stock of the Company owned by the Accipiter Entities except to the extent of its or his  pecuniary interest  therein.   Currently, each of Messrs. Lohman and Davis do not beneficially own any shares of Common Stock of the Company.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Lohman and Davis are deemed to beneficially own the 2,168,213 shares of Common Stock owned by the Accipiter Entities.

For Additional Information Please Contact:
Accipiter Capital Management, LLC
Gabe Hoffman (212) 705-8700